CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No.2 to the Registration Statement on Form S-1 (No.333-151926) of our report dated March 19, 2008 relating to the consolidated financial statements of Colombia Goldfields Ltd. as at and for the year ended December 31, 2007, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants, Licensed Public Accountants
Toronto, Canada
August 18, 2008